EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Humbert de Wendel, Treasurer of TOTAL S.A., as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TOTAL S.A., a French société anonyme, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, nominal value 2.50 euros each, of TOTAL S.A. that may be issued pursuant to the Total Holdings USA, Inc. 2015 Employee Shareholder Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates noted below.

Date: September 30, 2014	By:	/s/ CHRISTOPHE DE MARGERIE
	Name:	Christophe de Margerie
	Title:	Chairman and Chief Executive Officer

Date: September 29, 2014	By:	/s/ PATRICK ARTUS
	Name:	Patrick Artus
	Title:	Director

Date: October 8, 2014	By:	/s/ PATRICIA BARBIZET
	Name:	Patricia Barbizet
	Title:	Director

Date: October 2, 2014	By:	/s/ GUNNAR BROCK
	Name:	Gunnar Brock
	Title:	Director

Date: October 1, 2014	By:	/s/ MARIE-CHRISTINE COISNE-ROQUETTE
	Name:	Marie-Christine Coisne-Roquette
	Title:	Director

Date: September 29, 2014	By:	/s/ BERTRAND COLLOMB
	Name:	Bertrand Collomb
	Title:	Director

Date: October 8, 2014	By:	/s/ PAUL DESMARAIS JR.
	Name:	Paul Desmarais Jr.
	Title:	Director

[Signature page of Form S-8 Power of Attorney]

Date: October 8, 2014	By:	/s/ THIERRY DESMAREST
	Name:	Thierry Desmarest
	Title:	Director

Date: September 27, 2014	By:	/s/ ANNE-MARIE IDRAC
	Name:	Anne-Marie Idrac
	Title:	Director

Date: October 1, 2014	By:	/s/ CHARLES KELLER
	Name:	Charles Keller
	Title:	Director

Date: October 1, 2014	By:	/s/ BARBARA KUX
	Name:	Barbara Kux
	Title:	Director

Date: September 29, 2014	By:	/s/ GERARD LAMARCHE
	Name:	Gérard Lamarche
	Title:	Director

Date: September 29, 2014	By:	/s/ ANNE LAUVERGEON
	Name:	Anne Lauvergeon
	Title:	Director

Date: October 8, 2014	By:	/s/ MICHEL PEBEREAU
	Name:	Michel Pébereau
	Title:	Director

[Signature page of Form S-8 Power of Attorney]

Date: October 8, 2014	By:	/s/ PATRICK DE LA CHEVARDIERE
	Name:	Patrick de La Chevardière
	Title:	Executive Vice President and Chief Financial Officer

Date: September 29, 2014	By:	/s/ DOMINIQUE BONNET
	Name:	Dominique Bonnet
	Title:	Chief Accounting Officer

Date: October 8, 2014	By:	/s/ ROBERT O. HAMMOND
	Name:	Robert O. Hammond
	Title:	Authorized Representative in the United States

[Signature page of Form S-8 Power of Attorney]